EXHIBIT 99.1

CONTACTS:

                               [ATS MEDICAL LOGO]

Michael Dale, President/CEO    Investors:
763-553-7736                   Jennifer Beugelmans, 646-201-5447
Michael Kramer, Acting CFO     Doug Sherk, 415-896-6820
763-557-2222                   Steve DiMattia, 646-201-5445 (Media Contact)

               ATS MEDICAL REPORTS RECORD ANNUAL REVENUE FOR 2006
                 FOURTH QUARTER REVENUE GROWS 8% YEAR-OVER-YEAR
                             2007 GUIDANCE PROVIDED

MINNEAPOLIS, March 5, 2007 -- ATS Medical, Inc. (Nasdaq: ATSI), manufacturer and marketer of state-of-the-art cardiac surgery products and services, today reported financial results for the fourth quarter and full year ended December 31, 2006. Revenue for the quarter was $10.7 million, up 8.1% from $9.9 million reported for the same quarter of 2005.

During the fourth quarter, revenue generated from products and services other than the Company's mechanical heart valves increased 66.1% to $2.3 million while revenue from the Company's mechanical heart valve products decreased 1.0% compared with the fourth quarter of 2005. Revenues from products and services other than the Company's mechanical heart valve represented 21.5% of total revenue in the fourth quarter of 2006 compared with 20.2% in the third quarter of 2006 and 14.2% in the fourth quarter of 2005.

"2006 represents another year of progress towards our objective of establishing ATS Medical as a leading provider of innovative solutions in the field of cardiac surgery," said Michael Dale, Chairman and Chief Executive Officer of ATS Medical. "Throughout 2006 we successfully executed our strategy to diversify our revenue and increase sales derived from products outside of our core mechanical heart valve business. As we look ahead to 2007, we expect to achieve growth in our mechanical heart valve business as a result of product line extensions and the expansion of our direct international operations."

Gross profit for the fourth quarter of 2006 increased to 51.0% from 26.1% for the fourth quarter of 2005.

The operating loss for the fourth quarter was $5.6 million compared with an operating loss of $5.1 million in the fourth quarter of 2005. The net loss for the quarter was $6.1 million, or $0.15 per share compared with $3.2 million or $0.10 per share net loss in the fourth quarter of 2005.

For the year ended December 31, 2006, revenue increased 16.8% to $40.4 million from $34.6 million reported for 2005. Gross profit for 2006 improved to 51.6% from 34.1% for 2005. The operating loss was $27.5 million in 2006 compared with $16.2 million in 2005. The 2006 operating

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loss included an acquired in-process research and development non-cash charge of
$14.4 million resulting from the purchase of 3F Therapeutics ("3F") during the third quarter of 2006 and post-acquisition operating losses at 3F of $1.7 million. Excluding the in-process research and development charge, the adjusted operating loss for the year was $13.1 million.

"We are particularly pleased with the significant improvement in our gross profit during 2006 driven by our move to self-manufactured carbon components in our mechanical heart valve business as well as the increased revenue from new products," continued Mr. Dale. "During the year, we met our objective to establish product offerings in the rapidly-growing tissue valve and valve repair segments of the heart valve therapy market. Our introduction of the Simulus(TM) line of annuloplasty products for mitral and tricuspid valve repair has more than met our expectations and positioned us well for continuing growth in the segment. In 2006 we also enjoyed what may be our most significant accomplishment to date when we entered the tissue heart valve market through our acquisition of 3F Therapeutics. We have added a remarkable array of tissue technologies and products to our portfolio that can feed our development pipeline and growth for years to come."

"Our strategy is successfully moving us from a business based on one product to a highly innovative and diversified cardiac surgery franchise with a broad product portfolio," continued Mr. Dale. "2007 will be a year when we assimilate all of our recent business development activities into a well defined business entity and continue to execute on our long term growth strategy. We look forward to reporting on our progress across all of our business platforms in the coming year."

2007 Outlook

For 2007, the Company expects revenue growth of approximately 15% compared with 2006 and sees gross profit of approximately 60%. "We see mechanical heart valve revenue growth in the range of 5-10% and non-mechanical heart valve product revenue growth of greater than 20%. As the mechanical heart valve market becomes more competitive, the significance of our strategy to diversify into other product categories will be magnified. We will continue to evaluate opportunities to leverage our strong sales and marketing infrastructure, brand and customer relationships that we have built around our mechanical heart valve franchise," concluded Mr. Dale.

Conference Call Today

ATS management will host a conference call and webcast slide presentation today, March 5, 2007 at 5:00 p.m. ET to discuss its fourth quarter and full year results, current corporate developments and outlook for 2007. The dial-in number for the conference call is 800-218-9073 for domestic participants and 303-262-2083 for international participants. The live webcast of the call and simultaneous slide presentation can be accessed at http://www.atsmedical.com by clicking on the investor's icon.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available for seven days. The replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using the passcode 11085472#. A replay of the webcast will be available on the Company's website for one year.
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Disclosure of Non-GAAP Financial Measures

ATS reports its financial results in accordance with generally accepted accounting principles ("GAAP"). In addition, from time to time, we include other measures in our press releases which are not prepared in accordance with GAAP. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP. In this release we have included adjusted versions of our operating loss, net loss and net loss per share for 2006. These non-GAAP measures do not reflect the impact of a $14.4 million acquired in-process research and development charge incurred as a result of the acquisition of 3F Therapeutics because we believe that this charge will not be incurred on a regular basis. We use the adjusted operating loss, adjusted net loss and adjusted net loss per share measures in our internal analysis and review of our operational performance. We believe that these non-GAAP measures provide investors with useful information in comparing our performance over different periods, particularly when comparing one of these periods to a period in which we did not incur this kind of charge. By using these non-GAAP measures we believe investors get a better picture of the performance of our underlying business. We have also included as an attachment to this release a schedule which reconciles our operating loss, net loss and net loss per share prepared in accordance with GAAP to our adjusted operating loss, adjusted net loss and adjusted net loss per share presented above.

About ATS Medical

ATS Medical, Inc. provides innovative products and services focused on cardiac surgery. The company, global in scope, is headquartered in Minneapolis, Minnesota. More than 135,000 ATS Open Pivot(R) Heart Valves, which utilize a unique pivot design resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. The ATS 3F(R) brand encompasses multiple tissue heart valve product offerings at varying steps from market introductions to clinical trials to development projects that incorporate less invasive valve replacement technology. ATS Medical's focus on serving the cardiac surgery community is further strengthened by offerings that include ATS Simulus(TM) annuloplasty products for heart valve repair, SurgiFrost(R) and FrostByte(TM) products for surgical cryoablation of cardiac arrhythmias, RTI-Cardiovascular for allograft tissue services, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com .

Safe Harbor

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including the results of clinical trials, the timing of regulatory approvals, the integration of 3F Therapeutics, regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2005, as amended, and its Form S-4 Registration Statement, as amended, filed with respect to the merger with 3F Therapeutics.

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                                ATS MEDICAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                    Three months ended        Year ended
                                                       December 31,           December 31,
                                                  ---------------------   ---------------------
                                                     2006        2005        2006        2005
                                                  ---------   ---------   ---------   ---------
Net sales                                          $ 10,740    $  9,933    $ 40,449    $ 34,636
Cost of goods sold                                    5,266       7,339      19,568      22,828
                                                  ---------   ---------   ---------   ---------
Gross profit                                          5,474       2,594      20,881      11,808

Operating expenses:
      Sales and marketing                             5,851       5,183      21,008      18,948
      Research and development                        2,011         615       3,381       1,733
      Acquired in-process research & development          -           -      14,400           -
      Distributor termination expense                   657           -         733           -
      General and administrative                      2,604       1,871       8,892       7,314
                                                  ---------   ---------   ---------   ---------
           Total operating expenses                  11,123       7,669      48,414      27,995
                                                  ---------   ---------   ---------   ---------

Operating loss                                       (5,649)     (5,075)    (27,533)    (16,187)
                                                  ---------   ---------   ---------   ---------

Interest expense, net                                  (434)       (280)     (1,669)       (338)

Change in value of derivative
   liability bifurcated from
   convertible senior notes                               3       2,131       1,528       2,131
                                                  ---------   ---------   ---------   ---------

Net loss                                          ($  6,080)  ($  3,224)  ($ 27,674)  ($ 14,394)
                                                  =========   =========   =========   =========

Net  loss per share:
Basic and diluted                                 ($   0.15)  ($   0.10)  ($   0.83)  ($   0.46)

Weighted average number of shares outstanding:
Basic and diluted                                    40,304      31,092      33,537      31,009

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                                ATS MEDICAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                  December 31,    December 31,
                                                      2006           2005
                                                  ------------    ------------
ASSETS
Cash and short-term investments                     $10,704         $21,709
Accounts receivable                                  11,677          10,453
Inventories                                          18,782          21,286
Prepaid expenses                                      1,175           1,204
                                                    -------         -------
Total current assets                                 42,338          54,652

Property and equipment, net                           8,213           8,330
Intangible assets                                    34,355          22,015
Other assets                                            934             446
                                                    -------         -------
TOTAL ASSETS                                        $85,840         $85,443
                                                    =======         =======

LIABILITIES & SHAREHOLDERS' EQUITY
Accounts payable                                    $ 3,183         $ 3,598
Accrued compensation                                  2,589           2,394
Other accrued liabilities                             2,457           1,410
Current maturities of long-term debt                  1,133             833
                                                    -------         -------
Total current liabilities                             9,362           8,235

Convertible senior notes payable                     17,394          18,776
Notes payable                                         1,194             903

Shareholders' equity                                 57,890          57,529
                                                    -------         -------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY            $85,840         $85,443
                                                    =======         =======

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                                ATS MEDICAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)

                                                                      Year ended December 31,
                                                                     ------------------------
                                                                        2006           2005
                                                                     ---------      ---------
OPERATING ACTIVITIES
Net loss                                                             ($ 27,674)     ($ 14,394)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                                        1,924          1,563
    Loss on disposal of equipment                                           26             35
    Stock based compensation                                             1,103            585
    Non-cash interest expense                                              463            138
    Lower of cost or market adjustment                                      --            700
    Change in value of derivative liability bifurcated from
          convertible senior notes                                      (1,528)        (2,131)
    In-process research & development charge related to 3F
     acquisition                                                        14,400             --
    Changes in operating assets and liabilities, net of acquisition      1,456          2,886
                                                                     ---------      ---------
Net cash used in operating activities                                   (9,830)       (10,618)

INVESTING ACTIVITIES
Maturities of short-term investments, net of purchases                    (990)         2,603
Payments for acquisition, net of cash acquired                            (717)            --
Payments for other intangibles                                            (521)        (1,817)
Purchases of leasehold improvements, furniture and equipment            (1,208)        (2,278)
                                                                     ---------      ---------
Net cash used in investing activities                                   (3,436)        (1,492)

FINANCING ACTIVITIES
Proceeds from sale of convertible senior notes, warrants and
     embedded derivatives, net of financing costs                           --         20,817
Advances on bank notes payable                                           1,500             --
Payments on bank notes payable                                            (909)          (764)
Net proceeds from issuance of common stock                                 123            534
                                                                     ---------      ---------
Net cash provided by financing activities                                  714         20,587

Effect of exchange rate changes                                            544           (159)
                                                                     ---------      ---------

(Decrease) increase in cash and cash equivalents                     ($ 12,008)      $  8,318
                                                                     =========      =========

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                                ATS MEDICAL, INC.
    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                             (DOLLARS IN THOUSANDS)
                                    UNAUDITED

                                                                 TWELVE-MONTHS
                                                                     ENDED
                                                                  DECEMBER 31,
                                                                     2006
                                                                 -------------
OPERATING LOSS, AS REPORTED                                      $     (27,533)

Adjustment to operating expenses:
   Acquired in-process research & development                           14,400
                                                                 -------------

OPERATING LOSS, AS ADJUSTED                                      $     (13,133)
                                                                 =============

NET LOSS, AS REPORTED                                            $     (27,674)

  Adjustment to net loss:
   Acquired in-process research & development                           14,400
                                                                 -------------

NET LOSS, AS ADJUSTED                                            $     (13,274)
                                                                 =============

NET LOSS PER SHARE, AS REPORTED:
   BASIC AND DILUTED                                             $       (0.83)
                                                                 =============
Adjustment to net loss per share:
   Acquired in-process research & development                             0.43
                                                                 -------------
NET LOSS PER SHARE, AS ADJUSTED:
   BASIC AND DILUTED                                             $       (0.40)
                                                                 =============

Weighted average number of shares outstanding,
 basic and diluted                                                      33,537
                                                                 =============

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